Exhibit (p)(2)

                      BURNHAM ASSET MANAGEMENT CORPORATION

                             BURNHAM SECURITIES INC.

                                 CODE OF ETHICS

This Code of Ethics (the "Code") of Burnham Asset Management Corporation and its affiliate, Burnham Securities Inc., governs personal trading in securities and related activities by all EMPLOYEES and their FAMILY MEMBERS and others in a similar relationship to such EMPLOYEES. Terms in BOLDFACE TYPE have special meanings as used in this Code, as set forth in Section II (Definitions) of this Code.

I.   GENERAL PRINCIPLES.

     Rule 204A-1 of the ADVISERS ACT requires the ADVISER to adopt a written code of ethics that establishes a standard of business conduct reflecting the fiduciary obligations of the ADVISER and its EMPLOYEES. Rule 17j-1(c) under the 1940 ACT requires the ADVISER to adopt a written code of ethics containing provisions reasonably necessary to prevent its ACCESS PERSONS from engaging in any act, practice or course of business prohibited by Rule 17j-1(b). Rule 17j-1(c) also requires the ADVISER to use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

     Rule 17j-1(b) makes it unlawful for any affiliated person of the ADVISER or the DISTRIBUTOR, in connection with the purchase or sale, directly or indirectly, by that person of a security held or to be acquired by Burnham Investors Trust (the "Trust") or any of its series (the "Burnham Funds"):

          1. To employ any device, scheme or artifice to defraud the Trust or the Burnham Funds;

          2. To make to the Trust or the Burnham Funds any untrue statement of a material fact or omit to state to the Trust or the Burnham Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or the Burnham Funds; or

          4. To engage in any manipulative practice with respect to the Trust or the Burnham Funds.

     The ADVISER is a fiduciary for its ADVISORY CLIENTS, including the investors in the Burnham Funds. Because of this fiduciary relationship, it is generally improper for an EMPLOYEE to:


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     1.   Use for his or her own benefit (or the benefit of anyone other than the client) information regarding trading or recommendations for client accounts; or

     2. Take advantage of investment opportunities that would otherwise be available for the ADVISER'S clients.

     Also, as a matter of business policy, the ADVISER wants to avoid even the appearance that the ADVISER or any EMPLOYEE receives any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community. The ADVISER expects all EMPLOYEES to comply with the spirit of this Code, as well as the specific rules contained in this Code. The ADVISER also expects that all EMPLOYEES will comply with applicable FEDERAL SECURITIES LAWS. The ADVISER treats violations of this Code (including violations of the spirit of this Code) very seriously. If you violate either the letter or the spirit of this Code, the ADVISER may impose penalties or fines, cut your compensation, demote you, require disgorgement of trading gains, suspend or terminate your employment, or report you to the proper authorities. Improper trading activity can constitute a violation of this Code. You can also violate this Code by failing to file required reports or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if no clients are harmed by your conduct.

     If you have any doubt or uncertainty or questions about this Code, you should ask the CHIEF COMPLIANCE OFFICER.

II.  DEFINITIONS.

     Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand this Code, you need to read the definitions of these terms set forth below.

     A.   "ACCESS PERSON" means

          1.   Any director, officer or ADVISORY PERSON of the ADVISER or

          2.   Any director or officer of the DISTRIBUTOR:

               a. Who, in the ordinary course of business, makes, participates in, obtains or has access to information about the purchase or sale of COVERED SECURITIES by any Burnham Fund, or

               b. Whose functions or duties in the ordinary course of business relate to the making of any recommendation to any Burnham Fund about the purchase or sale of securities, or who has access to such recommendations.

     B. "ACQUISITION" or "ACQUIRE" includes any purchase and the receipt of any gift or bequest of any COVERED SECURITY.


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     C.   "ADVISER" means, as applicable, Burnham Asset Management Corporation or Burnham Securities Inc., each acting in its capacity as a registered investment adviser.

     D. "ADVISERS ACT" means the Investment Advisers Act of 1940 and the rules thereunder, both as amended from time to time, and any order or orders thereunder.

     E. "ADVISORY CLIENT" means any individual, group of individuals, corporation, partnership, trust, investment company or other company to which the ADVISER provides investment advisory services, including the Trust and the Burnham Funds.

     F.   "ADVISORY PERSON" means

          1. Any EMPLOYEE of the ADVISER (or of any company in a control relationship with the ADVISER)

               a. Who, in connection with his or her regular functions or duties, makes, participates in, obtains or has access to information about the purchase or sale of securities held or to be acquired by any Burnham Fund or other ADVISORY CLIENT, or

               b. Whose functions or duties relate to the making of any recommendations about the purchases or sales by any Burnham Fund or other ADVISORY CLIENT, or who has access to such recommendations; and

          2. Any natural person in a control relationship to the ADVISER who obtains information concerning recommendations made to any Burnham Fund or other ADVISORY CLIENT about the purchase or sale of securities held or to be acquired.

     G. "AFFILIATE ACCOUNT" means, as to any ACCESS PERSON (or EMPLOYEE, as the context requires), an account

          1.   Of any family member of the ACCESS PERSON (or EMPLOYEE);

          2. For which the ACCESS PERSON (or EMPLOYEE) acts as a custodian, trustee or other fiduciary;

          3. Of any corporation, partnership, joint venture, trust, company or other entity which is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") nor registered under the 1940 ACT and in which the ACCESS PERSON (or EMPLOYEE) or a family member has a direct or indirect BENEFICIAL OWNERSHIP; and

          4. Of any trustee or officer of the Trust or any other investment company that is an ADVISORY CLIENT.


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     H.   "BENEFICIAL OWNERSHIP" means a direct or indirect "pecuniary interest"
          (as defined in subparagraph (a)(2) of Rule 16a-1 under the 1934 Act) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph
          (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An ACCESS PERSON (or EMPLOYEE) is presumed to have beneficial ownership of any family member's account.

     I. "BUSINESS DAY" refers to any day on which the New York Stock Exchange is open for business.

     J. "CHIEF COMPLIANCE OFFICER" means any officer or EMPLOYEE of the ADVISER designated to receive and review reports of purchases and sales by ACCESS PERSONS, or his or her designee.

     K.   "CONTROL" has the same meaning as in Section 2(a)(9) of the 1940 ACT.
          Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company.

     L. "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the 1940 ACT and Section 202(a)(18) of the ADVISERS ACT (this includes, but is not limited to, any common or preferred stock, note, bond, option, warrant, limited partnership or limited liability company membership interest, or investment contract) other than

          1.   Direct obligations of the Government of the United States;

          2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          3.   Shares issued by money market funds;

          4. Shares issued by open-end management investment companies registered under the 1940 ACT, except shares issued by any Burnham Fund; and

          5. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds except shares issued by any Burnham Fund.


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     M.   "COVERED SECURITY HELD OR TO BE ACQUIRED" means

          1.   Any COVERED SECURITY which, within the most recent 15 days:

               a.   Is or has been held by any Burnham Fund; or

               b. Is being or has been considered by the ADVISER or any subadviser for purchase by any Burnham Fund. A COVERED SECURITY is "being or has been considered for purchase" when the portfolio manager for a Burnham Fund is giving or has given serious consideration to a purchase of the COVERED SECURITY; and

          2. Any option to purchase or sell, and any security convertible into, or exchangeable for, a COVERED SECURITY described in paragraph 1 of this definition.

     N. "DISINTERESTED TRUSTEE" means a trustee of the Trust who is not an "interested person" of the Trust, the ADVISER or the DISTRIBUTOR within the meaning of Section 2(a)(19) of the 1940 ACT.

     O. "DISPOSITION" or "DISPOSE" includes any sale and the making of any personal or charitable gift of COVERED SECURITIES.

     P. "DISTRIBUTOR" means Burnham Securities Inc., acting in its capacity as a broker-dealer.

     Q. "EMPLOYEE" means any officer, director or other person occupying a similar status, or employee, or any other person providing advice on behalf of the ADVISER, who is subject to the ADVISER'S supervision and control.

     R.   "FAMILY MEMBER" of an Access Person (or Employee) means

          1.   That person's spouse or minor child;

          2. Any adult related by blood, marriage or adoption to the ACCESS PERSON (or EMPLOYEE) (a "relative") who shares the ACCESS PERSON'S (or EMPLOYEE'S) household; and

          3. Any relative dependent on the ACCESS PERSON (or EMPLOYEE) for financial support.

     S. "FEDERAL SECURITIES LAWS" means the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, the Sarbanes-Oxley Act of 2002, the ADVISERS ACT, the 1940 ACT, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment advisers and any rules adopted thereunder by the SEC or the Department of Treasury.

     T. "FUND" means any open-end investment company registered under the 1940 ACT.

     U. "FUND ACCESS PERSON" means any ACCESS PERSON or ADVISORY PERSON who, in connection with his or her regular functions or duties, makes, participates in, obtains or has access to information about the purchase or sale of securities held or to be acquired by any Burnham Fund, or whose functions or duties relate to the making of any recommendations about the purchases or sales by any Burnham Fund, or who has access to such recommendations.


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     V.   "INITIAL PUBLIC OFFERING" means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.

     W. "LIMITED OFFERING" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 under the 1933 Act. This includes any limited partnership or other interest in a private investment fund , including private funds managed by the Adviser or any of its EMPLOYEES.

     X.   "MANAGER" has the same meaning as in Section 1.4 of the Compliance
          Manual.

     Y. "MATERIAL NON-PUBLIC INFORMATION" about an issuer is information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of that issuer.

     Z. "1940 ACT" means the Investment Company Act of 1940 and the rules thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to any FUND.

     AA. "PURCHASE OR SALE OF A SECURITY" includes, among other things, transactions in options to purchase or sell a security.

     BB. "SECURITY" has the same definition as in Section 2(a)(36) of the 1940 ACT and Section 202(a)(18) of the ADVISERS ACT.

     CC. "UNLAWFUL ACTION" means any of the actions, engaged in by an ACCESS PERSON or EMPLOYEE of the ADVISER or the DISTRIBUTOR, listed in paragraphs 1 through 4 of Section I (General Principles) of this Code.

III. LOCATION OF ACCOUNTS

     No EMPLOYEE may have direct or indirect BENEFICIAL OWNERSHIP of a brokerage or similar account in which securities may be traded with any financial institution other than the DISTRIBUTOR. The CHIEF COMPLIANCE OFFICER of the Distributor may grant exceptions to this prohibition. If an exception is granted, the ACCESS PERSON will be responsible for making sure that duplicate copies of all confirmations and monthly brokerage statements are sent to the CHIEF COMPLIANCE OFFICER.

IV.  PLACEMENT OF PERSONAL SECURITIES TRADES

     A.   GENERAL.


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     An ACCESS PERSON who wishes to purchase or sell a Covered Security must call the Order Room to place the order, and a trader in the Order Room will place the order for the ACCESS PERSON'S account. The Order Room will reject any transaction that is prohibited under Section V of this Code. The trader taking the order will create a record of the ACCESS PERSON'S request and the action taken.

     B. CHICAGO BRANCH OFFICE.

     An ACCESS PERSON in the Chicago Branch Office must have his or her trades in COVERED SECURITIES approved by the branch manager. The branch manager for the Chicago Branch Office must follow the procedure described in IV.A, above, for his or her own trades.

V.   PROHIBITED PURCHASES AND SALES.

     A.   TIMING OF PERSONAL TRANSACTIONS.

          1.   General.

          Except in accordance with the ADVISER'S and the Trust's procedures governing aggregation and allocation of trades, no ACCESS PERSON may purchase or sell, directly or indirectly, any COVERED SECURITY in which the ACCESS PERSON or an AFFILIATE ACCOUNT has, or by reason of the transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP if the ACCESS PERSON knows or reasonably should know that the COVERED SECURITY, at the time of the purchase or sale:

               a. Is being considered for purchase or sale by a Burnham Fund or any other ADVISORY CLIENT; or

               b. Is being purchased or sold by a Burnham Fund or any other ADVISORY CLIENT.

          2.   Exceptions.

          The MANAGER or the CHIEF COMPLIANCE OFFICER may grant exceptions to this general restriction if, in their judgment:

               i. a proposed transaction would be unlikely to affect trading in or the market value of the Security and, therefore, would be unlikely to harm any ADVISORY CLIENT;

               ii. a proposed transaction is non-volitional on the part of the person effecting the transaction;

               iii. a proposed transaction is clearly not related economically to the Securities to be acquired, disposed of or held by the ADVISORY CLIENT;


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               iv.  a proposed transaction is, in light of all relevant facts and circumstances, otherwise not disadvantageous to the ADVISORY CLIENT;

               v. the EMPLOYEE is effectively separated from information about the ADVISORY CLIENT'S trade; or

               vi. the price received by the EMPLOYEE is the same or worse than the price received by the ADVISORY CLIENT.

          3.   Pricing.

          If any EMPLOYEE purchases or sells a COVERED SECURITY for his own account, or for an account in which he has direct or indirect BENEFICIAL OWNERSHIP, on the same day as a transaction in the same SECURITY for an ADVISORY CLIENT(of which the EMPLOYEE was aware or should have been aware), the ADVISORY CLIENT will receive a price not less favorable than the price received by the EMPLOYEE, to the extent of the size of the EMPLOYEE'S transaction. If, however, in the opinion of the MANAGER or CHIEF COMPLIANCE OFFICER, a transaction in a COVERED SECURITY by an EMPLOYEE would adversely affect the price of a transaction for an ADVISORY CLIENT that could not be rectified by switching prices, the EMPLOYEE must forego the transaction until such time that it will not adversely affect transactions for the ADVISORY CLIENT. The MANAGER or CHIEF COMPLIANCE OFFICER must review the transaction, within a reasonable time after it has been completed.

          The price adjustment provisions will not apply to transactions which would otherwise be covered by the provisions of this section but which are:

          - purchases or sales effected in any account over which the EMPLOYEE (including the MANAGER) or the ADVISER have no direct or indirect influence or control;

          - purchases or sales which are non-volitional on the part of either the EMPLOYEE or the ADVISORY CLIENT;

          - purchases which are a part of an automatic dividend reinvestment plan.; or

          -    purchases and sales of mutual fund shares.

          If EMPLOYEES have accounts with the same broker-dealers that effect securities transactions for ADVISORY CLIENTS, the ADVISER may include transactions for EMPLOYEES in a bunched order with transactions for ADVISORY CLIENTS. In this case, the EMPLOYEE will receive the same price as the ADVISORY CLIENTS. If, however, in the ADVISER'S opinion, bunching transactions for EMPLOYEES with ADVISORY CLIENT orders would adversely affect the price of the bunched order, the ADVISER will forego transactions for EMPLOYEE until such time that they will not adversely affect transactions for ADVISORY CLIENTS.


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          All trades effected though Burnham Securities Inc. are reviewed prior to the opening of the following day's trading.

     B.   PROHIBITION AGAINST ABUSIVE TRADING PRACTICES IN FUND SHARES.

          Engaging in short-term trading practices or other potentially abusive trading in shares of any FUND may violate Rule 17j-1(b) and/or the stated policies of the Burnham Funds. Accordingly, all EMPLOYEES are prohibited from engaging or attempting to engage in excessive trading and exchange activity or other potentially abusive trading in any FUND or in contravention of any stated policy of the Burnham Funds.

     C.   IMPROPER USE OF INFORMATION.

          No ACCESS PERSON may use his or her knowledge about the securities transactions or holdings of a Burnham Fund or other ADVISORY CLIENT in trading for any account that is directly or indirectly BENEFICIALLY OWNED by the ACCESS PERSON or for any AFFILIATE ACCOUNT. Any investment ideas developed by an ACCESS PERSON must be made available to the Burnham Funds and other ADVISORY CLIENTS before the ACCESS PERSON may engage in personal transactions or transactions for an AFFILIATE ACCOUNT based on these ideas.

     D.   FRONT-RUNNING.

          No ACCESS PERSON may engage in front-running an order or recommendation for a Burnham Fund or other ADVISORY CLIENT, regardless of who is handling or generates the order or recommendation. Front-running means purchasing or selling the same or underlying securities, or derivatives based on these securities, ahead of and based on a knowledge of ADVISORY CLIENT securities transactions that are likely to affect the value of these securities.

     E.   INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS.

     Each ACCESS PERSON must obtain approval from the CHIEF COMPLIANCE OFFICER before directly or indirectly acquiring BENEFICIAL OWNERSHIP in any securities in an INITIAL PUBLIC OFFERING or in a LIMITED OFFERING.

     F.   BLACKOUT PERIODS--FUND ACCESS PERSONS ONLY.

          1. A FUND ACCESS PERSON may not buy or sell a COVERED SECURITY held by or to be acquired for investment accounts in which the FUND ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP for one BUSINESS DAY before and one BUSINESS DAY after a Burnham Fund's transaction in that COVERED SECURITY.

          2. The primary portfolio manager of each Burnham Fund is prohibited from buying or selling a COVERED SECURITY for any account in which the portfolio manager has any direct or indirect BENEFICIAL OWNERSHIP, for three BUSINESS DAYS before the Burnham Fund trades in that security.


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          3.   A primary portfolio manager who purchases a COVERED SECURITY within three BUSINESS DAYS before the purchase of the same COVERED SECURITY by a Burnham Fund for which the portfolio manager serves as such will be required to hold the purchased security for a minimum period of three calendar months. Unless the CHIEF COMPLIANCE OFFICER grants an exception, such portfolio manager who sells the security before the expiration of the three-month period must disgorge any profit realized on the premature sale.

          4. A primary portfolio manager who sells a COVERED SECURITY within three BUSINESS DAYS before a sale of the same COVERED SECURITY by a Burnham Fund and who receives a higher share or unit price than the Burnham Fund must disgorge that part of such portfolio manager's sale proceeds that is attributable to the higher price.

     G.   RESTRICTED LIST

          Trading in any COVERED SECURITY, while it is on any restricted list maintained by the Adviser, is strictly prohibited.

VI.  EXEMPTED TRANSACTIONS.

     The prohibitions of Section IV (Prohibited Purchases and Sales) of this Code do not apply to the following:

     A. NON-CONTROLLED ACCOUNTS. Purchases or sales effected in any account over which the ACCESS PERSON has no direct or indirect influence or control. An account will not be treated as a non-controlled account under this Code unless the CHIEF COMPLIANCE OFFICER has received from the EMPLOYEE'S third party investment manager a letter affirming that the EMPLOYEE does not have the ability to exercise discretion over the account.

     B. INELIGIBLE SECURITIES. Purchases or sales of securities which are not eligible for purchase or sale by any Burnham Fund or other ADVISORY CLIENT.

     C. NON-VOLITIONAL TRANSACTIONS. Purchases or sales which are non-volitional on the part of the ACCESS PERSON.

     D. AUTOMATIC DIVIDEND REINVESTMENTS. Purchases which are part of an automatic dividend reinvestment plan.

     E. EXERCISES AND SALES OF RIGHTS. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent these rights were acquired from the issuer, and sales of these rights so acquired.


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     F.   GIFTS. The receipt of securities as gifts and bequests and the making of personal or charitable gifts or bequests of securities.

     G. PRE-APPROVED TRANSACTIONS. Purchases or sales that receive the prior approval of the CHIEF COMPLIANCE OFFICER or a member of the ADVISER'S investment committee, because:

          1. They are only remotely potentially harmful to the Burnham Funds and other ADVISORY CLIENTS,

          2. They would be unlikely to affect a highly institutional market, or

          3. They clearly are not related economically to the securities to be purchased, sold or held by the Burnham Funds or other ADVISORY CLIENTS.

VII. REPORTING.

     An ACCESS PERSON must submit to the CHIEF COMPLIANCE OFFICER, on forms designated by the CHIEF COMPLIANCE OFFICER, the following reports as to all COVERED SECURITIES and brokerage accounts in which the ACCESS PERSON has, or by reason of a transaction, acquires BENEFICIAL OWNERSHIP.

     A. INITIAL HOLDINGS REPORTS. Not later than 10 calendar days after an ACCESS PERSON becomes an ACCESS PERSON, the following information:

          1. The title and type of security, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP as of the date the ACCESS PERSON became an ACCESS PERSON;

          2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account containing securities (INCLUDING BUT NOT LIMITED TO COVERED SECURITIES) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP as of the date the ACCESS PERSON became an ACCESS PERSON; and

          3.   The date the report is being submitted by the ACCESS PERSON.

          An ACCESS PERSON may submit a copy of the most recent brokerage account statement(s) containing the required information, provided it is dated as of a date no more than 45 days before becoming an ACCESS PERSON. Note that interests in any COVERED SECURITY not held in a brokerage account must be reported separately.


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     B.   QUARTERLY UPDATE OF BROKERAGE ACCOUNTS. Not later than 30 calendar days after the end of each calendar quarter, an Access Person must report the establishment of any new account containing securities (INCLUDING BUT NOT LIMITED TO COVERED SECURITIES) in which the ACCESS PERSON had a direct or indirect BENEFICIAL OWNERSHIP during the quarter, including the following information:

          1. The name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

          2.   The date the account was established; and

          3.   The date the report is being submitted by the ACCESS PERSON.

     C. ANNUAL HOLDINGS REPORTS. By a date specified by the CHIEF COMPLIANCE OFFICER and as of a date within 45 calendar days before this reporting deadline, the following information:

          1. The title and type of security, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP;

          2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account containing securities (INCLUDING BUT NOT LIMITED TO COVERED SECURITIES) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP; and

          3.   The date the report is being submitted by the ACCESS PERSON.

          An ACCESS PERSON may comply with this requirement by directing their broker(s) to transmit to the CHIEF COMPLIANCE OFFICER a duplicate account statement(s) containing the required information within 30 days following the end of the reporting period. Note that holdings of interests in any COVERED SECURITY not held in a brokerage account must be reported separately on an annual basis.

     D. ACCOUNTS HELD AT THE DISTRIBUTOR. The CHIEF COMPLIANCE OFFICER receives transaction reports and account statements for all ACCESS PERSONS' accounts held at the Distributor. ACCESS PERSONS are not required to provide the reports described in VII.A.1-3, above, with respect to those accounts.

     E. QUARTERLY TRANSACTION REPORTS. Not later than 30 calendar days after the end of each calendar quarter, each ACCESS PERSON must report to the CHIEF COMPLIANCE OFFICER the following information:


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          1.   COVERED SECURITIES Transactions. For any acquisition or
               disposition during the calendar quarter of a COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL
               OWNERSHIP:

               a. The date of the ACQUISITION or DISPOSITION, the title, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY;

               b. The nature of the ACQUISITION or DISPOSITION (i.e., purchase, sale, gift or any other type of ACQUISITION or DISPOSITION);

               c. The price of the COVERED SECURITY at which the ACQUISITION or DISPOSITION was effected;

               d. The name of the broker, dealer or bank with or through which the ACQUISITION or DISPOSITION was effected; and

               e.   The date the report is being submitted by the Access Person.

          2. IF THERE ARE NO TRANSACTIONS OR NEW ACCOUNTS. If no reportable transactions in any COVERED SECURITIES were effected or new accounts opened during a calendar quarter, the affected Access Person must submit to the CHIEF COMPLIANCE OFFICER, within 30 calendar days after the end of the quarter, a report stating that no reportable COVERED SECURITIES transactions were effected and no new accounts were opened during the quarter.

          3. DUPLICATE BROKERAGE CONFIRMATIONS. For transactions executed through a broker, an ACCESS PERSON may fulfill his or her reporting requirement under this subsection by directing the broker(s) to transmit to the CHIEF COMPLIANCE OFFICER duplicate confirmations of these transactions, provided such information is furnished within 30 calendar days of the end of the quarter. The duplicate confirmations should be addressed "Personal and Confidential." Transactions in COVERED SECURITIES not held in a brokerage account must be reported separately on a quarterly basis.

     F. DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report submitted by an ACCESS PERSON in accordance with this Code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect BENEFICIAL OWNERSHIP in any COVERED SECURITY or brokerage account to which the report relates. The existence of any report will not by itself be construed as an admission that any event included in the report is a violation of this Code.

     G. ALTERNATIVE REPORTING PROCEDURES. To the extent consistent with Rule 17j-1 under the 1940 ACT and Rule 204A-1(b)(3) under the ADVISERS ACT, the CHIEF COMPLIANCE OFFICER may approve other alternative reporting procedures.


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

     H.   INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE - ALL EMPLOYEES.

          1. Each EMPLOYEE, within 10 calendar days after becoming an EMPLOYEE, must certify, on a form designated by the CHIEF COMPLIANCE OFFICER, that he or she:

               a. Has received, read and understands this Code and recognizes that he or she is subject to the Code;

               b.   Will comply with all the requirements of this Code; and

               c. Has disclosed to the CHIEF COMPLIANCE OFFICER all holdings of COVERED SECURITIES and all accounts required by this Code to be disclosed or reported.

          2. Each EMPLOYEE must also certify annually (by a date specified by and on the form designated by the CHIEF COMPLIANCE OFFICER) that he or she:

               a. Has received, read and understand this Code and recognizes that he or she is subject to the Code;

               b.   Has complied with all the requirements of this Code; and

               c. Has disclosed or reported all personal securities transactions, holdings and accounts required by this Code to be disclosed or reported.

VIII. OTHER RESPONSIBILITIES.

     A. GENERAL PARTNERS OF PRIVATE INVESTMENT FUNDS. Any EMPLOYEE who serves as the general partner of a private investment fund outside the scope of their employment with the Adviser must report his or her interests and pre-clear his or her personal transactions in shares of the fund in accordance with the requirements of this Code applicable to ACCESS PERSONS. The funds' portfolio transactions need not be reported or pre-cleared, but instead their transactions are monitored by the Chief Compliance Officer.

     B. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. No EMPLOYEE, except in the course of his or her duties, may reveal to any other person any information about securities transactions being considered for, recommended to or executed on behalf of any Burnham Fund or other ADVISORY CLIENT.

     C. NO INSIDER TRADING. No EMPLOYEE may purchase or sell securities while in possession of MATERIAL NON-PUBLIC INFORMATION about the issuer of the securities or communicate MATERIAL NON-PUBLIC INFORMATION to any other person. As noted, no EMPLOYEE may purchase or sell any SECURITY while such SECURITY is on the Adviser's Restricted List.

     D. ACCEPTANCE OF GIFTS FROM BUSINESS CONTACTS. ACCESS PERSONS may not give or accept any gift or other item of more than a DE MINIMIS value (I.E., no more than $100 in value) from any person or entity that does business with or on behalf of any Burnham Fund, the ADVISER or the DISTRIBUTOR. These items do not include the following:


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

          1.   Unsolicited entertainment, or

          2. Occasional business meals or promotional business items consistent with customary business practice.

     E. SERVICE AS A DIRECTOR. ACCESS PERSONS may not serve on the board of directors of any publicly traded company without the prior approval of the CHIEF COMPLIANCE OFFICER. This approval will be based upon a determination that the board service would be consistent with the interests of the ADVISER, the DISTRIBUTOR and the Trust.

     F. DUTY TO REPORT VIOLATIONS. All Employees must report any violation of this Code to the Chief Compliance Officer.

IX.  CONFIDENTIALITY.

     The ADVISER will normally keep all information obtained from any EMPLOYEE under this Code in strict confidence by the ADVISER, except as follows.

     A. LEGALLY REQUIRED DISCLOSURE. Reports of transactions and other information obtained under this Code may be made available to the SEC, any other regulatory or self-regulatory organization or any other civil or criminal authority or court to the extent required by law or regulation or to the extent considered appropriate by senior management of the ADVISER.

     B. DISCLOSURE TO MANAGEMENT, CLIENTS AND COUNSEL. In the event of violations or apparent violations of the Code, this information may be disclosed to appropriate management and supervisory personnel of the ADVISER or DISTRIBUTOR, to the officers and trustees of the Trust, to any other affected ADVISORY CLIENT and to any legal counsel for the above persons.

X.   DUTIES OF THE COMPLIANCE SUPERVISOR.

     A. IDENTIFYING AND NOTIFYING ACCESS PERSONS. The CHIEF COMPLIANCE OFFICER will identify each ACCESS PERSON and notify each ACCESS PERSON and that the person is subject to this Code, including the reporting requirements.

     B. PROVIDING INFORMATION TO ACCESS PERSONS. The CHIEF COMPLIANCE OFFICER will furnish all ACCESS PERSONS with a copy of this Code and provide advice, with the assistance of counsel, about the interpretation of this Code.

     C. PRE-CLEARANCE OF TRANSACTIONS. The CHIEF COMPLIANCE OFFICER will review each request for pre-clearance to trade in any Covered Security and grant or deny such requests in writing, based on any factors he deems relevant.

     D. REVIEWING REPORTS. The CHIEF COMPLIANCE OFFICER will review the reports submitted by each ACCESS PERSON and EMPLOYEE, or confirmations or account statements submitted in lieu thereof, to determine whether there may have been any transactions that were not pre-cleared as required or were otherwise prohibited by this Code.


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

     E.   MAINTAINING RECORDS. The CHIEF COMPLIANCE OFFICER will:

          1. Preserve in an easily accessible place a copy of this Code (and any other code of ethics that has been in effect at any time within the past five years) for a period of five years;

          2. Maintain in an easily accessible place a list of all ACCESS PERSONS who are, or within the past five years have been, required to make reports;

          3. Preserve for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place, a copy of each report, including initial and annual employee certifications, initial and annual holdings reports and quarterly transactions reports, and a copy of any written memoranda prepared by the CHIEF COMPLIANCE OFFICER in connection therewith;

          4. Preserve in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs a record of any violation of this Code (and any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of that violation;

          5. Preserve for a period of not less than five years from the end of the fiscal year in which it was made, the first two years in an easily accessible place, a copy of

               a. Each report made to the board of trustees of the Trust, including any written report describing any material violations of the Code or procedures or sanctions imposed in response to material violations and

               b. Any documents certifying that the ADVISER, any subadvisers, or the DISTRIBUTOR has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating this Code; and

          6. Maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an ACCESS PERSON of securities in an INITIAL PUBLIC OFFERING or LIMITED OFFERING for at least five years after the end of the fiscal year in which the approval is granted.

XI.  SANCTIONS.

     Upon determining that an EMPLOYEE has violated this Code, the CHIEF COMPLIANCE OFFICER, after consulting with the ADVISER'S management or the EMPLOYEE'S supervisor, may impose such sanctions as the CHIEF COMPLIANCE OFFICER deems appropriate. These include, but are not limited to, a warning or other entry in the EMPLOYEE'S personnel records, disgorgement of profits obtained in connection with a violation, the imposition of fines, restrictions on future personal trading, suspension, demotion, termination of employment or referral to civil or criminal authorities.


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

XII. APPROVAL OF CODE OF ETHICS AND AMENDMENTS.

     The board of trustees of the Trust, including a majority of DISINTERESTED TRUSTEES, must approve this Code and any material changes to this Code.

     A. BOARD FINDINGS. The board of trustees must base its approval of this Code and any material changes to this Code on a determination that the Code contains provisions reasonably necessary to prevent FUND ACCESS PERSONS from engaging in any UNLAWFUL ACTIONS.

     B. CERTIFICATION. Before approving this Code or any amendment to this Code, the board of trustees must receive a certification from each of the ADVISER, any subadviser, and the DISTRIBUTOR that it has adopted procedures reasonably necessary to prevent FUND ACCESS PERSONS from violating this Code.

     APPROVAL OF AMENDMENTS. The board of trustees must approve any material change to this Code no later than six months after adoption of the material change.


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

                                   APPENDIX A

BENEFICIAL OWNERSHIP

          The only guidance as to what constitutes BENEFICIAL OWNERSHIP is provided by rules and releases of the SEC and court cases, which generally may be summarized as follows:

     A.   SECURITIES OWNED OF RECORD OR HELD IN YOUR NAME.

          Securities owned of record or held in your name are generally considered to be BENEFICIALLY OWNED by you.

     B.   SECURITIES HELD IN THE NAME OF ANY OTHER PERSON.

          Securities held in the name of any other person are deemed to be beneficially owned by you if, because of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent to those of ownership. These benefits include the power to vote, or to direct the disposition of, securities.

          BENEFICIAL OWNERSHIP includes securities held by others for your benefit (regardless of record ownership), e.g.:

     - Securities held for you or family members (as defined in the code of ethics) by agents, custodians, brokers, trustees, executors or other administrators;

     - Securities owned by you, but which have not been transferred into your name on the records of the issuer;

     -    Securities which you have pledged;

     -    Securities owned by a partnership of which you are a member; and

     -    Securities owned by your personal holding corporation.

          You are presumed to BENEFICIALLY OWN securities held in the name or for the benefit of family members, unless because of special and countervailing circumstances, you do not enjoy benefits substantially equivalent to ownership. Benefits substantially equivalent to ownership include, for example:

     - Application of the income derived from these securities to maintain a common home or to meet expenses which that person otherwise would meet from other sources, and

     - The ability to exercise a controlling influence over the purchase, sale or voting of these securities.


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

          You are also presumed to be the beneficial owner of securities held in the name of some other person, even though you do not obtain benefits of ownership, if you can vest or revest title in yourself either immediately or at some future time.

      C.  RIGHTS TO ACQUIRE SECURITIES WITHIN SIXTY DAYS.

          In addition, SEC rules deem a person to be the beneficial owner of a security if that person has the right to acquire BENEFICIAL OWNERSHIP of that security at any time (within 60 days) including but not limited to any rights to acquire the security:

     -    Through the exercise of any option, warrant or right;

     -    Through the conversion of a security; or

     - Pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

     D.   SECURITIES HELD IN TRUST.

          BENEFICIAL OWNERSHIP includes the ownership of securities held in trust by you, as a trustee, if either you or a family member has a vested beneficial interest in the income, principal or other assets of the trust. As settlor of a trust you also have BENEFICIAL OWNERSHIP of securities in the trust, if you as the settlor have the power to revoke the trust without obtaining the consent of the beneficiaries. There are certain exemptions to these trust beneficial ownership rules. One of these exemptions applies if you would have BENEFICIAL OWNERSHIP of securities solely because of being a settlor or beneficiary of the trust, but your approval is not needed for the trust to own, acquire or dispose of securities.

      E.  SECURITIES HELD INDIRECTLY.

          Stockholders or partners of a company who use it as a personal securities trading or investment medium are presumed to be beneficial owners of their proportionate shares of these securities and investments if the company has no other substantial business. A general partner of a partnership is considered to have indirect BENEFICIAL OWNERSHIP in the interest in securities held by the partnership.

          You will not be deemed to have any indirect BENEFICIAL OWNERSHIP in portfolio securities held by:

     - Any holding company registered under the Public Utility Holding Company Act of 1935,

     -    Any investment company registered under the 1940 Act,

     -    An employee pension or retirement plan or

     -    A business trust with more than 25 beneficiaries.


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

     F.   OTHER CONSIDERATIONS.

          BENEFICIAL OWNERSHIP must be determined in light of the facts of a particular case. Thus, while you may have to report security holdings and brokerage accounts of family members, you may nonetheless disclaim BENEFICIAL OWNERSHIP of these securities and accounts. Contact the CHIEF COMPLIANCE OFFICER if you have any questions about how to determine whether you have BENEFICIAL OWNERSHIP of securities. Adopted: November 10, 1999

Amended and restated:  May 18, 2000
Further amended: March 3, 2004
Further amended: May 25, 2005
Further amended: April 7, 2006
Further amended: January 23, 2009


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